CUSTODY AGREEMENT

        AGREEMENT, dated as of August 27, 2007 between First Trust Exchange-Traded Fund II, a business trust organized and existing under the laws of the Commonwealth of Massachusetts having its principal office and place of business at 1001 Warrenville Road, Lisle, Illinois 60532 (the "Trust") and The Bank of New York, a New York banking corporation having its principal office and place of business at One Wall Street, New York, New York 10286 ("Custodian").


                                   WITNESSETH:

        WHEREAS, the Trust is authorized to issue shares in separate series, with each such series representing interests in a separate portfolio of securities and other assets; and

        WHEREAS, the Trust, so authorized, intends that this Agreement be applicable to each of its series as set forth on Schedule II (each such series together with all other series subsequently established by the Trust and made subject to this Agreement by amendment hereof, being referred to as a "Fund" and collectively as the "Funds"); and

        WHEREAS, the Trust desires to retain the Custodian to provide for the Funds the services described herein, and the Custodian is willing to provide such services, all as more fully set forth below;

        NOW, THEREFORE, in consideration of the mutual promises and agreements contained herein, the parties hereby agree as follows:


                                    ARTICLE I

                                   DEFINITIONS

        Whenever used in this Agreement, the following words shall have the meanings set forth below:

        "Authorized Person" shall be any person, whether or not an officer or employee of the Trust, duly authorized by the Trust's board to execute any Certificate or to give any Oral Instruction with respect to one or more Accounts, such persons to be designated in a Certificate annexed hereto as
Schedule I hereto or such other Certificate as may be received by Custodian from time to time.

        "BNY Affiliate" shall mean any office, branch or subsidiary of The Bank of New York Company, Inc.

        "Book-Entry System" shall mean the Federal Reserve/Treasury book-entry system for receiving and delivering securities, its successors and nominees.

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        "Business Day" shall mean any day on which Custodian and relevant
Depositories are open for business.

        "Certificate" shall mean any notice, instruction, or other instrument in writing, authorized or required by this Agreement to be given to Custodian, which is actually received by Custodian by letter or facsimile transmission and signed on behalf of the Trust by an Authorized Person or a person reasonably believed by Custodian to be an Authorized Person.

        "Composite Currency Unit" shall mean the Euro or any other composite currency unit consisting of the aggregate of specified amounts of specified currencies, as such unit may be constituted from time to time.

        "Depository" shall include (a) the Book-Entry System, (b) the Depository Trust Company, (c) any other securities depository, book-entry system or clearing agency authorized to act as such under applicable law identified to the Trust from time to time, and (d) the respective successors and nominees of the foregoing.

        "Foreign Depository" shall mean (a) Euroclear, (b) Clearstream Banking, societe anonyme, (c) each Eligible Securities Depository as defined in Rule 17f-7 under the Investment Company Act of 1940, as amended, identified to the Trust prior to the use of such Foreign Depository on Schedule III (as the same may be changed by Custodian from time to time and identified to the Trust) and
(d) the respective successors and nominees of the foregoing identified to the Trust prior to the use of such successor or nominee.

        "Instructions" shall mean communications transmitted by electronic or telecommunications media, including S.W.I.F.T., computer-to-computer interface, or dedicated transmission lines.

        "Oral Instructions" shall mean verbal instructions received by Custodian from an Authorized Person or from a person reasonably believed by Custodian to be an Authorized Person.

        "Securities" shall include, without limitation, any common stock and other equity securities, bonds, debentures and other debt securities, notes, mortgages or other obligations, and any instruments representing rights to receive, purchase, or subscribe for the same, or representing any other rights or interests therein (whether represented by a certificate or held in a Depository or by a Subcustodian).

        "Subcustodian" shall mean a bank (including any branch thereof) or other financial institution (other than a Foreign Depository) which is utilized by Custodian in connection with the purchase, sale or custody of Securities hereunder and identified to the Trust from time to time, and their respective successors and nominees.

        "Transfer Agent" shall mean The Bank of New York.

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                                 ARTICLE II

                       APPOINTMENT OF CUSTODIAN; ACCOUNTS;
                   REPRESENTATIONS, WARRANTIES, AND COVENANTS

       Section 1. (a) The Trust hereby appoints Custodian as custodian of all Securities and cash at any time delivered to Custodian during the term of this Agreement, and authorizes Custodian to hold Securities in registered form in its name or the name of its nominees. Custodian hereby accepts such appointment and agrees to establish and maintain one or more securities accounts and cash accounts for each Fund in which Custodian will hold Securities and cash as provided herein. Custodian shall maintain books and records segregating the assets of each Fund from the assets of any other Fund. Such accounts (each, an "Account"; collectively, the "Accounts") shall be in the name of the Trust.

       (b) Custodian may from time to time establish on its books and records such sub-accounts within each Account as the Trust and Custodian may agree upon (each a "Special Account"), and Custodian shall reflect therein such assets as the Trust may specify in a Certificate or Instructions.

       (c) Custodian may from time to time establish pursuant to a written agreement with and for the benefit of a broker, dealer, future commission merchant or other third party identified in a Certificate or Instructions such accounts on such terms and conditions as the Trust and Custodian shall agree, and Custodian shall transfer to such account such Securities and money as the Trust may specify in a Certificate or Instructions.

       Section 2. The Trust hereby represents and warrants, which representations and warranties shall be continuing and shall be deemed to be reaffirmed upon each delivery of a Certificate or each giving of Oral Instructions or Instructions by the Trust, that:

               (a) It is duly organized and existing under the laws of the jurisdiction of its organization, with full power to carry on its business as now conducted, to enter into this Agreement, and to perform its obligations hereunder;

               (b) This Agreement has been duly authorized, executed and delivered by the Trust, approved by a resolution of its board, constitutes a valid and legally binding obligation of the Trust in respect of each Fund thereof from time to time existing, enforceable in accordance with its terms, and there is no statute, regulation, rule, order or judgment binding on it, and no provision of its charter or by-laws, nor of any mortgage, indenture, credit agreement or other contract binding on it or affecting its property, which would prohibit its execution or performance of this Agreement;

               (c) It is conducting its business in substantial compliance with all applicable laws and requirements, both state and federal, and has obtained all regulatory licenses, approvals and consents necessary to carry on its business as now conducted;

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               (d) It will not use the services provided by Custodian hereunder in any manner that is, or will result in, a violation of any law, rule or regulation applicable to the Trust;

               (e) If the Trust's foreign custody manager is not the Custodian or a BNY Affiliate, the Trust's Board or its foreign custody manager, as defined in Rule 17f-5 under the Investment Company Act of 1940, as amended (the "`40 Act"), has determined that use of each Subcustodian (including any Replacement Custodian (as defined below)) which Custodian or any Subcustodian is authorized to utilize in accordance with Section 1(a) of Article III hereof, satisfies the applicable requirements of the `40 Act and 17f-5 thereunder, as the case may be;

               (f) Prior to any settlement instructions being given to the Custodian requiring the services of a Foreign Depository, the Trust's investment advisor has indicated that it shall have determined that the custody arrangements of such Foreign Depository provide reasonable safeguards against the custody risks associated with maintaining assets with such Foreign Depository within the meaning of Rule 17f-7 under the `40 Act;

               (g) It is fully informed of the protections and risks associated with various methods of transmitting Instructions and Oral Instructions and delivering Certificates to Custodian, shall cause each Authorized Person to safeguard and treat with extreme care any user and authorization codes, passwords and/or authentication keys, understands that there may be more secure methods of transmitting or delivering the same than the methods selected by the Trust, agrees that the security procedures (if any) to be utilized provide a commercially reasonable degree of protection in light of its particular needs and circumstances, and acknowledges and agrees that Instructions need not be reviewed by Custodian, may conclusively be presumed by Custodian to have been given by person(s) duly authorized, and may be acted upon as given;

               (h) It shall manage its borrowings, including, without limitation, any advance or overdraft (including any day-light overdraft) in the Accounts, so that the aggregate of its total borrowings for each Fund does not exceed the amount such Fund is permitted to borrow under the `40 Act;

               (i) Its transmission or giving of, and Custodian acting upon and in reliance on, Certificates, Instructions, or Oral Instructions pursuant to this Agreement shall at all times comply with the `40 Act;

               (j) It shall impose and maintain restrictions on the destinations to which cash may be disbursed by Instructions to ensure that each disbursement is for a proper purpose; and

               (k) It has the right to make the pledge and grant the security interest and security entitlement to Custodian contained in Section 1 of
        Article V hereof, free of any right of redemption or prior claim of any other person or entity, such pledge and such grants shall have a first

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        priority subject to no setoffs, counterclaims, or other liens or grants prior to or on a parity therewith, and it shall take such additional steps as Custodian may require to assure such priority.

       Section 3. The Trust hereby covenants that it shall from time to time complete and execute and deliver to Custodian upon Custodian's request a Form FR U-1 (or successor form) whenever the Trust borrows from Custodian any money to be used for the purchase or carrying of margin stock as defined in Federal Reserve Regulation U.


                                   ARTICLE III

                          CUSTODY AND RELATED SERVICES

       Section 1. (a) Subject to the terms hereof, the Trust hereby authorizes Custodian to hold any Securities received by it from time to time for the account of the Trust and its applicable Fund. Custodian shall be entitled to utilize, subject to subsection (c) of this Section 1, Depositories, Subcustodians (provided (i) if the Custodian employs a Subcustodian for custody of assets located in the U.S., the Custodian has received notice of the approval of such Subcustodian by the Trust's board, and (ii) if the Trust's foreign custody manager is not the Custodian or a BNY Affiliate, the Custodian has received notice of the Subcustodians approved by the Trust's board or foreign custody manager for custody of assets located outside the U.S.), and, subject to subsection (d) of this Section 1, Foreign Depositories, to the extent possible in connection with its performance hereunder. Securities and cash held in a Depository or Foreign Depository will be held subject to the rules, terms and conditions of such entity. Securities and cash held through Subcustodians shall be held subject to the terms and conditions of Custodian's agreements with such Subcustodians. Subcustodians may be authorized to hold Securities in Foreign Depositories in which such Subcustodians participate. Unless otherwise required by local law or practice or a particular subcustodian agreement, Securities deposited with a Subcustodian, a Depositary or a Foreign Depository will be held in a commingled account, in the name of Custodian, holding only Securities held by Custodian as custodian for its customers. Custodian shall identify on its books and records the Securities and cash belonging to the Trust and each Fund thereof, whether held directly or indirectly through Depositories, Foreign Depositories, or Subcustodians. Custodian shall, directly or indirectly through Subcustodians, Depositories, or Foreign Depositories, endeavor, to the extent feasible, to hold Securities in the country or other jurisdiction in which the principal trading market for such Securities is located, where such Securities are to be presented for cancellation and/or payment and/or registration, or where such Securities are acquired. Custodian at any time may cease utilizing any Subcustodian and/or may replace a Subcustodian with a different Subcustodian (the "Replacement Subcustodian"). In the event Custodian selects a Replacement Subcustodian, Custodian shall not utilize such Replacement Subcustodian until after the Trust's board or foreign custody manager has determined that utilization of such Replacement Subcustodian satisfies the requirements of the `40 Act and Rule 17f-5 thereunder.

       (b) In the event that the Trust desires to have the Custodian serve as foreign custody manager to a Fund, and the Custodian agrees to provide such

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services, the Trust and Custodian shall enter into a Foreign Custody Manager
Agreement substantially in the form attached as Appendix II.

       (c) Unless applicable law otherwise requires or Custodian has received a Certificate or Instructions to the contrary, Custodian shall hold Securities indirectly through a Subcustodian only if (i) the Securities are not subject to any right, charge, security interest, lien or claim of any kind in favor of such Subcustodian or its creditors or operators, including a receiver or trustee in bankruptcy or similar authority, except for a claim of payment for the safe custody or administration of Securities on behalf of the Trust by such Subcustodian, and (ii) beneficial ownership of the Securities is freely transferable without the payment of money or value other than for safe custody or administration.

       (d) With respect to each Depository, Custodian (i) shall exercise due care in accordance with reasonable commercial standards in discharging its duties as a securities intermediary to obtain and thereafter maintain Securities or financial assets deposited or held in such Depository and (ii) will provide, promptly upon request by the Trust, such reports as are available concerning the internal accounting controls and financial strength of the Depository.

       (e) With respect to each Foreign Depository, Custodian shall exercise reasonable care, prudence, and diligence (i) to provide the Trust with an analysis of the custody risks associated with maintaining assets with the Foreign Depository in accordance with Rule 17f-7(a)(1)(i)(A) of the `40 Act, and
(ii) to monitor such custody risks on a continuing basis and promptly notify the Trust of any material change in such risks in accordance with Rule 17f-7(a)(1)(i)(B) of the `40 Act. The Custodian shall only utilize a Foreign Depository that it has determined satisfies the requirements of Rule 17f-7(b)(1) as an "Eligible Securities Depository" (as defined in Rule 17f-7(b)(1)) and has provided the risk analysis required in (i) of this paragraph (e). In such a manner as Custodian deems reasonable, Custodian shall give the Trust prompt notice of any material change known to Custodian, that would adversely affect Custodian's determination that an entity is an Eligible Securities Depository. The Trust acknowledges and agrees that such analysis and monitoring shall be made on the basis of, and limited by, information gathered from Subcustodians or through publicly available information otherwise obtained by Custodian, and shall not include any evaluation of Country Risks. As used herein the term "Country Risks" shall mean with respect to any Foreign Depository: (a) the financial infrastructure of the country in which it is organized, (b) such country's prevailing custody and settlement practices, (c) nationalization, expropriation or other governmental actions, (d) such country's regulation of the banking or securities industry, (e) currency controls, restrictions, devaluations or fluctuations, and (f) market conditions which affect the order execution of securities transactions or affect the value of securities.

       (f) With respect to each country in which the Custodian or a Subcustodian maintains assets for a Fund pursuant to this Agreement, the Custodian will, as requested by the Trust from time to time, furnish the Trust the information specified in Appendix III.

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       Section 2. Custodian shall furnish the Trust with an advice of daily transactions (including a confirmation of each transfer of Securities) and a monthly summary of all transfers to or from the Accounts.

       Section 3. With respect to all Securities held hereunder, Custodian shall, unless otherwise instructed to the contrary:

               (a) Receive all income and other payments and advise the Trust as promptly as practicable of any such amounts due but not paid;

               (b) Present for payment and receive the amount paid upon all Securities which may mature and advise the Trust as promptly as practicable of any such amounts due but not paid;

               (c) Forward to the Trust copies of all information or documents that it may actually receive from an issuer of Securities which, in the opinion of Custodian, are intended for the beneficial owner of Securities;

               (d) Execute, as custodian, any certificates of ownership, affidavits, declarations or other certificates under any tax laws now or hereafter in effect in connection with the collection of bond and note coupons;

               (e) Hold directly or through a Depository, a Foreign Depository, or a Subcustodian all rights and similar Securities issued with respect to any Securities credited to an Account hereunder; and

               (f) Endorse for collection checks, drafts or other negotiable instruments.

       Section 4. (a) Custodian shall notify the Trust of rights or discretionary actions with respect to Securities held hereunder, and of the date or dates by when such rights must be exercised or such action must be taken, provided that Custodian has actually received, from the issuer or the relevant Depository (with respect to Securities issued in the United States) or from the relevant Subcustodian, Foreign Depository, or a nationally or internationally recognized bond or corporate action service to which Custodian subscribes, timely notice of such rights or discretionary corporate action or of the date or dates such rights must be exercised or such action must be taken. Absent actual receipt of such notice, Custodian shall have no liability for failing to so notify the Trust.

       (b) Whenever Securities (including, but not limited to, warrants, options, tenders, options to tender or non-mandatory puts or calls) confer discretionary rights on the Trust or provide for discretionary action or alternative courses of action by the Trust, the Trust shall be responsible for making any decisions relating thereto and for directing Custodian to act. In order for Custodian to act, it must receive the Trust's Certificate or Instructions at Custodian's offices, addressed as Custodian may from time to time request, not later than noon (New York time) at least two (2) Business Days

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prior to the last scheduled date to act with respect to such Securities (or such earlier date or time as Custodian may specify to the Trust). Absent Custodian's timely receipt of such Certificate or Instructions, Custodian shall not be liable for failure to take any action relating to or to exercise any rights conferred by such Securities.

       Section 5. All voting rights with respect to Securities, however registered, shall be exercised by the Trust or its designee. For Securities issued in the United States, Custodian's only duty shall be to mail to the Trust any documents (including proxy statements, annual reports and signed proxies) actually received by Custodian relating to the exercise of such voting rights. With respect to Securities issued outside of the United States, Custodian's only duty shall be to provide the Trust with access to a provider of global proxy services at the Trust's request. The Trust shall be responsible for all costs associated with its use of such services.

       Section 6. Custodian shall promptly advise the Trust upon Custodian's actual receipt of notification of the partial redemption, partial payment or other action affecting less than all Securities of the relevant class. If Custodian, any Subcustodian, any Depository, or any Foreign Depository holds any Securities in which the Trust has an interest as part of a fungible mass, Custodian, such Subcustodian, Depository, or Foreign Depository may select the Securities to participate in such partial redemption, partial payment or other action in any non-discriminatory manner that it customarily uses to make such selection.

       Section 7. Custodian shall not under any circumstances accept bearer interest coupons which have been stripped from United States federal, state or local government or agency securities unless explicitly agreed to by Custodian in writing.

       Section 8. The Trust on behalf of the applicable Fund shall be liable for all taxes, assessments, duties and other governmental charges, including any interest or penalty with respect thereto ("Taxes"), with respect to any cash or Securities held on behalf of the Trust and the applicable Fund or any transaction related thereto. The Trust on behalf of the applicable Fund shall indemnify Custodian and each Subcustodian for the amount of any Tax that Custodian, any such Subcustodian or any other withholding agent is required under applicable laws (whether by assessment or otherwise) to pay on behalf of, or in respect of income earned by or payments or distributions made to or for the account of the Trust on behalf of the applicable Fund (including any payment of Tax required by reason of an earlier failure to withhold). Custodian shall, or shall instruct the applicable Subcustodian or other withholding agent to, withhold the amount of any Tax which is required to be withheld under applicable law upon collection of any dividend, interest or other distribution made with respect to any Security and any proceeds or income from the sale, loan or other transfer of any Security. In the event that Custodian or any Subcustodian is required under applicable law to pay any Tax for or in respect of the Trust on behalf of the applicable Fund, Custodian is hereby authorized to withdraw cash from any cash account in the amount required to pay such Tax and to use such cash, or to remit such cash to the appropriate Subcustodian or other withholding agent, for the timely payment of such Tax in the manner required by applicable law. If the aggregate amount of cash in all cash accounts is not sufficient to pay such Tax, Custodian shall promptly notify the Trust on behalf of the applicable Fund of the additional amount of cash (in the appropriate currency) required, and the Trust on behalf of the applicable Fund shall directly deposit such additional amount in the appropriate cash account promptly after receipt of

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such notice, for use by Custodian as specified herein. In the event that
Custodian reasonably believes that Trust is eligible, pursuant to applicable law or to the provisions of any tax treaty, for a reduced rate of, or exemption from, any Tax which is otherwise required to be withheld or paid for or in respect of the Trust on behalf of the applicable Fund under any applicable law, Custodian shall, or shall instruct the applicable Subcustodian or withholding agent to, (i) provide the Trust with required forms to apply for such reduction or exemption, if any, and, if such service is provided by the applicable Subcustodian, request such Subcustodian continually to monitor the availability of any reduction or exemption (and the Custodian shall provide to the Trust from time to time upon request a list of the Subcustodians providing such monitoring service), and (ii) either withhold or pay such Tax at such reduced rate or refrain from withholding or paying such Tax, as appropriate; provided that Custodian shall have received from the Trust all documentary evidence of residence or other qualification for such reduced rate or exemption required to be received under such applicable law or treaty. In the event that Custodian reasonably believes that a reduced rate of, or exemption from, any Tax is obtainable only by means of an application for refund, Custodian and the applicable Subcustodian shall have no responsibility for the accuracy or validity of any forms or documentation provided by the Trust to Custodian hereunder. The Trust on behalf of the applicable Fund hereby agrees to indemnify and hold harmless Custodian and each Subcustodian in respect of any liability arising from any underwithholding or underpayment of any Tax which results from the inaccuracy or invalidity of any such forms or other documentation, and such obligation to indemnify shall be a continuing obligation of the Trust on behalf of the applicable Fund, its successors and assigns notwithstanding the termination of this Agreement.

       Section 9. (a) For the purpose of settling Securities and foreign exchange transactions, the Trust shall provide Custodian with sufficient immediately available funds for all transactions by such time and date as conditions in the relevant market dictate. As used herein, "sufficient immediately available funds" shall mean either (i) sufficient cash denominated in U.S. dollars to purchase the necessary foreign currency, or (ii) sufficient applicable foreign currency, to settle the transaction. Custodian shall provide the Trust with immediately available funds each day which result from the actual settlement of all sale transactions, based upon advices received by Custodian from Subcustodians, Depositories, and Foreign Depositories. Such funds shall be in U.S. dollars or such other currency as the Trust may specify to Custodian.

       (b) Any foreign exchange transaction effected by Custodian in connection with this Agreement may be entered with Custodian or a BNY Affiliate acting as principal or otherwise through customary banking channels. The Trust may issue a standing Certificate or Instructions with respect to foreign exchange transactions, but Custodian may establish rules or limitations concerning any foreign exchange facility made available to the Trust. The Trust shall bear all risks of investing in Securities or holding cash denominated in a foreign currency. Without limiting the foregoing, the Trust shall bear the risks that rules or procedures imposed by Depositories, exchange controls, assets freezes or other laws, rules, regulations or orders shall prohibit or impose burdens or costs on the transfer to, by or for the accounts of the Trust with respect to an applicable Fund of Securities or cash held outside the United States or

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denominated in a currency other than U.S. dollars or the conversion of cash from one currency into another currency. Custodian shall not be obligated to substitute another currency for a currency whose transferability, convertibility or availability has been affected by such law, regulation, rule or procedure. Neither Custodian nor any Subcustodian shall be liable to the Trust or any Fund for loss resulting from any of the foregoing events.

       (c) To the extent that Custodian has agreed to provide pricing or other information services in connection with this Agreement, Custodian is authorized to utilize any vendor (including brokers and dealers of Securities) reasonably believed by Custodian to be reliable to provide such information. The Trust understands that certain pricing information with respect to complex financial instruments (e.g., derivatives) may be based on calculated amounts rather than actual market transactions and may not reflect actual market values, and that the variance between such calculated amounts and actual market values may or may not be material. Where vendors do not provide information for particular Securities or other property, an Authorized Person may advise Custodian in a Certificate regarding the fair market value of, or provide other information with respect to, such Securities or property as determined by it in good faith. Custodian shall not be liable for any loss, damage or expense incurred as a result of errors or omissions with respect to any pricing or other information utilized by Custodian hereunder.

      Section 10. Custodian shall promptly send to the Trust (a) any reports it receives from a Depository on such Depository's system of internal accounting control, and (b) such reports on its own system of internal accounting control as the Trust may reasonably request from time to time.

      Section 11. Until such time as Custodian receives a certificate to the contrary with respect to a particular Security, Custodian may release the identity of the Trust to an issuer which requests such information pursuant to the Shareholder Communications Act of 1985 for the specific purpose of direct communications between such issuer and shareholder.


                                   ARTICLE IV

               PURCHASE AND SALE OF SECURITIES; CREDITS TO ACCOUNT

       Section 1. Promptly after each purchase or sale of Securities by the Trust, the Trust shall deliver to Custodian a Certificate or Instructions, or with respect to a purchase or sale of a Security generally required to be settled on the same day the purchase or sale is made, Oral Instructions specifying all information Custodian may reasonably request to settle such purchase or sale. Custodian shall account for all purchases and sales of Securities on the actual settlement date unless otherwise agreed by Custodian.

       Section 2. The Trust understands that when Custodian is instructed to deliver Securities against payment, delivery of such Securities and receipt of payment therefor may not be completed simultaneously. Notwithstanding any provision in this Agreement to the contrary, settlements, payments and deliveries of Securities may be effected by Custodian or any Subcustodian in accordance with the customary or established securities trading or securities processing practices and procedures in the jurisdiction in which the transaction

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occurs, including, without limitation, delivery to a purchaser or dealer therefor (or agent) against receipt with the expectation of receiving later payment for such Securities. The Trust assumes full responsibility for all risks, including, without limitation, credit risks, involved in connection with such deliveries of Securities.

       Section 3. Custodian may, as a matter of bookkeeping convenience or by separate agreement with the Trust, credit the Account with the proceeds from the sale, redemption or other disposition of Securities or interest, dividends or other distributions payable on Securities prior to its actual receipt of final payment therefor. All such credits shall be conditional until Custodian's actual receipt of final payment and may be reversed by Custodian to the extent that final payment is not received. Payment with respect to a transaction will not be "final" until Custodian shall have received immediately available funds which under applicable local law, rule and/or practice are irreversible and not subject to any security interest, levy or other encumbrance, and which are specifically applicable to such transaction.


                                    ARTICLE V

                           OVERDRAFTS OR INDEBTEDNESS

       Section 1. If Custodian should in its sole discretion advance funds, in any currency, on behalf of any Fund which results in an overdraft (including, without limitation, any day-light overdraft) because the money held by Custodian in an Account for such Fund shall be insufficient to pay the total amount payable upon a purchase of Securities specifically allocated to such Fund, as set forth in a Certificate, Instructions or Oral Instructions, or if an overdraft arises in the separate account of a Fund for some other reason, including, without limitation, because of a reversal of a conditional credit or the purchase of any currency, or if the Trust is for any other reason indebted to Custodian with respect to a Fund, including any indebtedness to The Bank of New York under a cash management and related services agreement with the Trust, if any (except a borrowing for investment or for temporary or emergency purposes using Securities as collateral pursuant to a separate agreement and subject to the provisions of Section 2 of this Article), such overdraft or indebtedness shall be deemed to be a loan made by Custodian to the Trust for such Fund payable on demand and shall bear interest from the date incurred at a rate per annum ordinarily charged by Custodian to its institutional customers in the relevant currency, as such rate may be adjusted from time to time. In addition, the Trust hereby agrees that Custodian shall to the maximum extent permitted by law have a continuing lien, security interest, and security entitlement in and to any property, including, without limitation, any investment property or any financial asset, of such Fund at any time held by Custodian for the benefit of such Fund or in which such Fund may have an interest which is then in Custodian's possession or control or in possession or control of any third party acting in Custodian's behalf. The Trust authorizes Custodian, in its sole discretion, at any time to charge any such overdraft or indebtedness together with interest due thereon against any balance of account standing to such Fund's credit on Custodian's books.

       Section 2. If the Trust borrows money from any bank (including Custodian if the borrowing is pursuant to a separate agreement) for investment or for temporary or emergency purposes using Securities held by Custodian hereunder as collateral for such borrowings, the Trust shall deliver to Custodian a Certificate specifying with respect to each such borrowing: (a) the Fund to which such borrowing relates; (b) the name of the bank, (c) the amount of the borrowing, (d) the time and date, if known, on which the loan is to be entered into, (e) the total amount payable to the Trust on the borrowing date, (f) the Securities to be delivered as collateral for such loan, including the name of the issuer, the title and the number of shares or the principal amount of any particular Securities, and (g) a statement specifying whether such loan is for investment purposes or for temporary or emergency purposes and that such loan is in conformance with the `40 Act and the applicable Fund's prospectus. Custodian shall deliver on the borrowing date specified in a Certificate the specified collateral against payment by the lending bank of the total amount of the loan payable, provided that the same conforms to the total amount payable as set forth in the Certificate. Custodian may, at the option of the lending bank, keep such collateral in its possession, but such collateral shall be subject to all rights therein given the lending bank by virtue of any promissory note or loan agreement. Custodian shall deliver such Securities as additional collateral as may be specified in a Certificate to collateralize further any transaction described in this Section. The Trust shall cause all Securities released from collateral status to be returned directly to Custodian, and Custodian shall receive from time to time such return of collateral as may be tendered to it. In the event that the Trust fails to specify in a Certificate the Fund, the name of the issuer, the title and number of shares or the principal amount of any particular Securities to be delivered as collateral by Custodian, Custodian shall not be under any obligation to deliver any Securities.


                                   ARTICLE VI

                          SALE AND REDEMPTION OF SHARES

        Custodian shall, upon receipt of instructions from the Transfer Agent, make funds and securities available for payment to, or in accordance with the instructions of, the Transfer Agent for the redemption or repurchase of shares of the applicable Fund ("Shares") which shall have been accepted by the Transfer Agent. The Custodian will transfer any Securities to or on the order of the person identified by the Transfer Agent in the manner specified by the Transfer Agent (either through the Depository Trust Company ("DTC") or otherwise). Any cash redemption payment (less any applicable cash redemption transaction fees) shall be effected as specified by the Transfer Agent either through DTC or through wire transfer in the case of redemptions effected outside of DTC. All funds and securities to be made available for payment with respect to a transaction, shall be out of funds and securities held for the Account of the specified Fund.


                                   ARTICLE VII

                      PAYMENT OF DIVIDENDS OR DISTRIBUTIONS

       Section 1. Whenever the Trust shall determine that a Fund shall pay a dividend or distribution on Shares it shall furnish to Custodian Instructions or a Certificate setting forth with respect to the Fund specified therein the date of the declaration of such dividend or distribution, the total amount payable, and the payment date.

       Section 2. Upon the payment date specified in such Instructions or Certificate, Custodian shall pay out of the money held for the account of such Fund the total amount payable to the dividend agent of the Trust specified therein.


                                  ARTICLE VIII

                              CONCERNING CUSTODIAN

       Section 1. (a) Except as otherwise expressly provided herein, Custodian shall not be liable for any costs, expenses, damages, liabilities or claims, including attorneys' and accountants' fees (collectively, "Losses"), incurred by or asserted against the Trust or, or in respect of, any Fund, except those Losses arising out of Custodian's own negligence or willful misconduct. Custodian shall have no liability whatsoever for the action or inaction of any Depositories or of Foreign Depositories, except in each case to the extent such action or inaction is a direct result of the Custodian's failure to fulfill its duties hereunder. With respect to any Losses incurred by the Trust or any Fund as a result of the acts or any failures to act by any Subcustodian (other than a BNY Affiliate), Depository or Foreign Depository, Custodian shall take appropriate action to recover such Losses from such Subcustodian, Depository or Foreign Depository, and Custodian's sole responsibility and liability to the Trust or Fund shall be limited to amounts so received from such Subcustodian, Depository or Foreign Depository (exclusive of costs and expenses incurred by Custodian) except to the extent the action or inaction of the relevant Subcustodian; Depository or Foreign Depository is a direct result of the Custodian's own negligence or willful misconduct. In no event shall Custodian be liable to the Trust, any Fund or any third party for special, indirect or consequential damages, or lost profits or loss of business, arising in connection with this Agreement, except Custodian shall be liable to the Trust and any applicable Fund for direct money damages caused by Custodian's own negligence or willful misconduct, nor shall the Custodian or any Subcustodian (except only with respect to clause (vii), which shall not limit a Subcustodian's liability in respect of its own insolvency) be liable: (i) for acting in accordance with any Certificate or Oral Instructions actually received by Custodian and reasonably believed by Custodian to be given by an Authorized Person; (ii) for acting in accordance with Instructions without reviewing the same; (iii) for conclusively presuming that all Instructions are given only by person(s) duly authorized; (iv) for conclusively presuming that all disbursements of cash directed by the Trust, whether by a Certificate, an Oral Instruction, or an Instruction, are in accordance with Sections 2(i) and (j) of
Article II hereof; (v) for holding property in any particular country, including, but not limited to, Losses resulting from nationalization, expropriation or other governmental actions; regulation of the banking or securities industry; exchange or currency controls or restrictions, devaluations or fluctuations; availability of cash or Securities or market conditions which prevent the transfer of property or execution of Securities transactions or affect the value of property; (vi) for any Losses due to forces beyond the control of Custodian, including without limitation strikes, work stoppages, acts of war or terrorism, insurrection, revolution, nuclear or natural catastrophes or acts of God, or interruptions, loss or malfunctions of utilities, communications or computer (software and hardware) services; (vii) for the insolvency of any Subcustodian (other than a BNY Affiliate), any Depository, or, except to the extent such action or inaction is a direct result of the Custodian's failure to fulfill its duties hereunder, any Foreign Depository;
(viii) for any Losses arising from the applicability of any law or regulation now or hereafter in effect, or from the occurrence of any event, including, without limitation, implementation or adoption of any rules or procedures of a

Foreign Depository, which may affect, limit, prevent or impose costs or burdens on, the transferability, convertibility, or availability of any currency or Composite Currency Unit in any country or on the transfer of any Securities, and in no event shall Custodian be obligated to substitute another currency for a currency (including a currency that is a component of a Composite Currency Unit) whose transferability, convertibility or availability has been affected, limited, or prevented by such law, regulation or event, and to the extent that any such law, regulation or event imposes a cost or charge upon Custodian in relation to the transferability, convertibility, or availability of any cash currency or Composite Currency Unit, such cost or charge shall be for the account of the Trust and the respective Fund, and Custodian may treat any account denominated in an affected currency as a group of separate accounts denominated in the relevant component currencies; or (ix) for any action or inaction taken or omitted to by Custodian in good faith in accordance with the advice or opinion of counsel for the Trust or its own outside counsel.

       (b) Custodian may enter into subcontracts, agreements and understandings with any BNY Affiliate, whenever and on such terms and conditions as it deems necessary or appropriate to perform its services hereunder. No such subcontract, agreement or understanding shall discharge Custodian from its obligations hereunder.

       (c) The Trust on behalf of the applicable Fund agrees to indemnify Custodian and hold Custodian harmless from and against any and all Losses sustained or incurred by or asserted against Custodian by reason of or as a result of any action or inaction, or arising out of Custodian's performance hereunder, including reasonable fees and expenses of counsel incurred by Custodian in a successful defense of claims by the Trust on behalf of the applicable Fund; provided however, that the Trust on behalf of the applicable Fund shall not indemnify Custodian for those Losses arising out of Custodian's own negligence or willful misconduct, provided, however, that if the Custodian is serving as foreign custody manager to a Fund in accordance with a Foreign Custody Manager Agreement in the form annexed as Appendix II, the Custodian's indemnification for Losses arising from the acts of any Eligible Foreign Custodian selected by the Custodian shall be subject to such further limitations as shall be provided in the Foreign Custody Manager Agreement. This indemnity shall be a continuing obligation of the Trust on behalf of the applicable Fund, its successors and assigns, notwithstanding the termination of this Agreement.

       Section 2. Without limiting the generality of the foregoing, Custodian shall be under no obligation to inquire into, and shall not be liable for:

               (a) Any Losses incurred by the Trust, any Fund or any other person as a result of the receipt or acceptance of fraudulent, forged or invalid Securities, or Securities which are otherwise not freely transferable or deliverable without encumbrance in any relevant market;

               (b) The validity of the issue of any Securities purchased, sold, or written by or for the Trust or any Fund, the legality of the purchase, sale or writing thereof, or the propriety of the amount paid or received therefor;

               (c) The legality of the sale or redemption of any Shares, or the propriety of the amount to be received or paid therefor;

               (d) The legality of the declaration or payment of any dividend or distribution by the Trust in respect of any Fund;

               (e) The legality of any borrowing by the Trust;

               (f) The legality of any loan of portfolio Securities, nor shall Custodian be under any duty or obligation to see to it that any cash or collateral delivered to it by a broker, dealer or financial institution or held by it at any time as a result of such loan of portfolio Securities is adequate security for the Trust and the applicable Fund against any loss it might sustain as a result of such loan, which duty or obligation shall be the sole responsibility of the Trust and such Fund. In addition, Custodian shall be under no duty or obligation to see that any broker, dealer or financial institution to which portfolio Securities of any Fund are lent makes payment to it of any dividends or interest which are payable to or for the account of the Fund during the period of such loan or at the termination of such loan, provided, however that Custodian shall promptly notify the Trust in the event that such dividends or interest are not paid and received when due;

               (g) The sufficiency or value of any amounts of money and/or Securities held in any Special Account in connection with transactions by the Trust; whether any broker, dealer, futures commission merchant or clearing member makes payment to the Trust of any variation margin payment or similar payment which the Trust may be entitled to receive from such broker, dealer, futures commission merchant or clearing member, or whether any payment received by Custodian from any broker, dealer, futures commission merchant or clearing member is the amount the Trust is entitled to receive, or to notify the Trust of Custodian's receipt or non-receipt of any such payment; or

               (h) Whether any Securities at any time delivered to, or held by it or by any Subcustodian, for the account of the Trust and specifically allocated to a Fund are such as properly may be held by the Trust or such Fund under the provisions of its then current prospectus and statement of additional information, or to ascertain whether any transactions by the Trust, whether or not involving Custodian, are such transactions as may properly be engaged in by the Trust.

       Section 3. Custodian may, with respect to questions of law specifically regarding an Account, obtain the advice of outside counsel and shall not be liable with respect to anything done or omitted by it in good faith in conformity with such advice.

       Section 4. Custodian shall be under no obligation to take action to collect any amount payable on Securities in default, or if payment is refused after due demand and presentment.

       Section 5. Custodian shall have no duty or responsibility to inquire into, make recommendations, supervise, or determine the suitability of any transactions affecting any Account.

       Section 6. The Trust shall pay to Custodian the fees and charges as may be specifically agreed upon from time to time and such other fees and charges at Custodian's standard rates for such services as may be applicable. The Trust shall reimburse Custodian for all costs associated with the conversion of the Trust's Securities hereunder and the transfer of Securities and records kept in connection with this Agreement. The Trust shall also reimburse Custodian for out-of-pocket expenses which are a normal incident of the services provided hereunder.

       Section 7. Custodian has the right to debit any cash account held for the Trust or a Fund for any amount payable by such Fund or the Trust in respect of such Fund in connection with any and all obligations of the Trust in respect of such Fund to Custodian. In addition to the rights of Custodian under applicable law and other agreements, at any time when the Trust shall not have honored any of its obligations to Custodian, Custodian shall have the right without notice to the Trust to retain or set-off, against such obligations of the Trust, any Securities or cash Custodian or a BNY Affiliate may directly or indirectly hold for the account of the Trust or any Fund, and any obligations (whether matured or unmatured) that Custodian or a BNY Affiliate may have to the Trust in any currency or Composite Currency Unit. Any such asset of, or obligation to, the Trust or Fund may be transferred to Custodian and any BNY Affiliate in order to effect the above rights.

       Section 8. The Trust agrees to forward to Custodian a Certificate or Instructions confirming Oral Instructions by the close of business of the same day that such Oral Instructions are given to Custodian. The Trust agrees that the fact that such confirming Certificate or Instructions are not received or that a contrary Certificate or contrary Instructions are received by Custodian shall in no way affect the validity or enforceability of transactions authorized by such Oral Instructions and effected by Custodian. If the Trust elects to transmit Instructions through an on-line communications system offered by Custodian, the Trust's use thereof shall be subject to the Terms and Conditions attached as Appendix I hereto, and Custodian shall provide user and authorization codes, passwords and authentication keys only to an Authorized Person or a person reasonably believed by Custodian to be an Authorized Person.

       Section 9. The books and records pertaining to the Trust which are in possession of Custodian shall be the property of the Trust. Such books and records shall be prepared and maintained as required by the `40 Act and the rules thereunder. The Trust, or its authorized representatives, shall have access to such books and records during Custodian's normal business hours. Upon the reasonable request of the Trust, copies of any such books and records shall be provided by Custodian to the Trust or its authorized representative. Upon the reasonable request of the Trust, Custodian shall provide in hard copy or on computer disc any records included in any such delivery which are maintained by Custodian on a computer disc, or are similarly maintained.

      Section 10. It is understood that Custodian is authorized to supply any information regarding the Accounts which is required by any law, regulation or rule now or hereafter in effect. The Custodian shall provide the Trust with any report obtained by the Custodian on the system of internal accounting control of a Depository, and with such reports on its own system of internal accounting control as the Trust may reasonably request from time to time.

      Section 11. Custodian shall have no duties or responsibilities whatsoever except such duties and responsibilities as are specifically set forth in this Agreement, and no covenant or obligation shall be implied against Custodian in connection with this Agreement.

      Section 12. From time to time as requested by the Trust, the Custodian shall provide to the Trust such certifications and sub-certifications, in the form agreed to by the Trust and the Custodian, with respect to Form N-Qs, Form N-CSRs, compliance policies and procedures under Rule 38a-1 under the Investment Company Act of 1940, as amended, and such other matters that may be reasonably requested by the Trust or the Trust's Chief Compliance Officer from time to time. In addition, the Custodian will, from time to time, provide a written assessment of its compliance program in conformity with current industry standards that is reasonably acceptable to the Trust to enable the Trust to fulfill its obligations under Rule 38a-1 of the Investment Company Act of 1940, as amended. From time to time as requested by the Trust, the Custodian shall request from each Subcustodian, and provide to the Trust upon receipt, such Subcustodian's annual financial information, reports on accounting controls and compliance policies and procedures.


                                   ARTICLE IX

                                   TERMINATION

       Section 1. Either of the parties hereto may terminate this Agreement by giving to the other party a notice in writing specifying the date of such termination, which shall be not less than ninety (90) days after the date of giving of such notice. In the event such notice is given by the Trust, it shall be accompanied by a copy of a resolution of the board of the Trust, certified by the Secretary or any Assistant Secretary, electing to terminate this Agreement and designating a successor custodian or custodians, each of which shall be a bank or trust company having not less than $2,000,000 aggregate capital, surplus and undivided profits. In the event such notice is given by Custodian, the Trust shall, on or before the termination date, deliver to Custodian a copy of a resolution of the board of the Trust, certified by the Secretary or any Assistant Secretary, designating a successor custodian or custodians. In the absence of such designation by the Trust, Custodian may designate a successor custodian which shall be a bank or trust company having not less than $2,000,000 aggregate capital, surplus and undivided profits. Upon the date set forth in such notice this Agreement shall terminate, and Custodian shall upon receipt of a notice of acceptance by the successor custodian on that date deliver directly to the successor custodian all Securities and money then owned by the Trust and any Fund and held by it as Custodian, after deducting all fees, expenses and other amounts for the payment or reimbursement of which it shall then be entitled.

       Section 2. If a successor custodian is not designated by the Trust or Custodian in accordance with the preceding Section, the Trust shall, upon the date specified in the notice of termination of this Agreement and upon the delivery by Custodian of all Securities (other than Securities which cannot be delivered to the Trust) and money then owned by the Trust and any Fund, be deemed to be its own custodian and Custodian shall thereby be relieved of all duties and responsibilities pursuant to this Agreement, other than the duty with respect to Securities which cannot be delivered to the Trust to hold such Securities hereunder in accordance with this Agreement.


                                    ARTICLE X

                                  MISCELLANEOUS

       Section 1. Each party shall keep confidential any information relating to the other party's business ("Confidential Information"). Confidential Information shall include (a) any data or information that is competitively sensitive material, and not generally known to the public, including, but not limited to, information about product plans, marketing strategies, finances, operations, customer relationships, customer profiles, customer lists, sales estimates, business plans, and internal performance results relating to the past, present or future business activities of the Trust or Custodian and their respective subsidiaries and affiliated companies; (b) any scientific or technical information, design, process, procedure, formula, or improvement that is commercially valuable and secret in the sense that its confidentiality affords the Trust or Custodian a competitive advantage over its competitors; (c) all confidential or proprietary concepts, documentation, reports, data, specifications, computer software, source code, object code, flow charts, databases, inventions, know-how, and trade secrets, whether or not patentable or copyrightable; and (d) anything designated as confidential. Notwithstanding the foregoing, information shall not be Confidential Information and shall not be subject to such confidentiality obligations if: (a) it is necessary for Custodian to release such information in connection with the provision of services under this Agreement; (b) it is already known to the receiving party at the time it is obtained; (c) it is or becomes publicly known or available through no wrongful act of the receiving party; (d) it is rightfully received from a third party who, to the best of the receiving party's knowledge, is not under a duty of confidentiality; (e) it is released by the protected party to a third party without restriction; (f) it is requested or required to be disclosed by the receiving party pursuant to a court order, subpoena, governmental or regulatory agency request or law (provided the receiving party will provide the other party written notice of the same, to the extent such notice is permitted);
(g) it is relevant to the defense of any claim or cause of action asserted against the receiving party; (h) it has been or is independently developed or obtained by the receiving party; or (i) it is necessary for Custodian to release such information to Custodian's internal or external accountants or legal counsel who are subject to a duty of confidentiality. Custodian acknowledges and agrees that in connection with its services under this Agreement it receives non-public confidential portfolio holdings information ("Portfolio Information") with respect to the Trust. Custodian agrees that, subject to the foregoing provisions of and the exceptions set forth in this Article X Section 1 (other than the exception set forth above in this Article X Section 1 as sub-item (a), which exception set forth in sub-item (a) shall not be applicable to the Trust's Portfolio Information), Custodian will keep confidential the Trust's Portfolio Information and will not disclose the Trust's Portfolio Information other than pursuant to a written Certificate or Instructions; provided that without the need for such a written Certification or Instructions and notwithstanding any other provision of this Article X Section 1 to the contrary, the Trust's Portfolio Information may be disclosed (i) to Subcustodians and (ii) to third party pricing services which are engaged by Custodian in connection with the provision of services under this Agreement, and which shall be subject to a duty of confidentiality with respect to such Portfolio Information. The Custodian's agreements with its Subcustodians require the Subcustodian, subject to any applicable law, to use best efforts to maintain the confidentiality of matters concerning the property held by the Subcustodian for the account of a Fund.

        Section 2. The Trust agrees to furnish to Custodian a new Certificate of Authorized Persons in the event of any change in the then present Authorized Persons. Until such new Certificate is received, Custodian shall not be liable in acting upon Certificates or Oral Instructions of such present Authorized Persons.

        Section 3. Each notice, request, demand, approval or other communication which may be or is required to be given under this Agreement shall be in writing in English and shall be deemed to have been sufficiently given when received by the intended party, if delivered personally at the address set forth below for the intended party during normal business hours at such address, if sent by facsimile transmission to the respective facsimile transmission numbers of the parties set forth below, or if sent by recognized overnight courier service or by United States registered or certified mail, return receipt requested, postage prepaid, addressed as follows:

        If to the Trust:  First Trust Exchange-Traded Fund II
                          1001 Warrenville Road, Suite 300
                          Lisle, Illinois  60532
                          Attention:  General Counsel
                          Facsimile:  630-241-8650
                          Confirm:    630-241-8798

        If to BNY:        The Bank of New York
                          101 Barclay Street, 20W
                          New York, New York  10286

                          Attention:  Rosalia Koopman
                          Facsimile:  212-815-2948
                          Confirm:    212-815-4647

Notices shall be given to such other addressee or address, or both, or by way of such other facsimile transmission number, as a particular party may from time to time designate by written notice to the other parties hereto given in accordance with this Section.

       Section 4. Each and every right granted to either party hereunder or under any other document delivered hereunder or in connection herewith, or allowed it by law or equity, shall be cumulative and may be exercised from time to time. No failure on the part of either party to exercise, and no delay in exercising, any right will operate as a waiver thereof, nor will any single or partial exercise by either party of any right preclude any other or future exercise thereof or the exercise of any other right.

       Section 5. In case any provision in or obligation under this Agreement shall be invalid, illegal or unenforceable in any exclusive jurisdiction, the validity, legality and enforceability of the remaining provisions shall not in any way be affected thereby. This Agreement may not be amended or modified in any manner except by a written agreement executed by both parties, except that any amendment to the Schedule I hereto need be signed only by the Trust and any amendment to Appendix I hereto need be signed only by Custodian. This Agreement shall extend to and shall be binding upon the parties hereto, and their respective successors and assigns; provided, however, that this Agreement shall not be assignable by either party without the written consent of the other.

       Section 6. This Agreement shall be construed in accordance with the substantive laws of the State of New York, without regard to conflicts of laws principles thereof. The Trust and Custodian hereby consent to the jurisdiction of a state or federal court situated in New York City, New York in connection with any dispute arising hereunder. The Trust hereby irrevocably waives, to the fullest extent permitted by applicable law, any objection which it may now or hereafter have to the laying of venue of any such proceeding brought in such a court and any claim that such proceeding brought in such a court has been brought in an inconvenient forum. The Trust and Custodian each hereby irrevocably waives any and all rights to trial by jury in any legal proceeding arising out of or relating to this Agreement.

       Section 7. (a) It is expressly acknowledged and agreed that the obligations of the Trust (and Funds thereof) hereunder shall not be binding upon any of the shareholders, Trustees, officers, employees or agents of the Trust (and Funds thereof), personally, but shall bind only the trust property of the Trust and the applicable Fund as provided in the Trust's Declaration of Trust. The execution and delivery of this Agreement have been authorized by the Trustees of the Trust and signed by an officer of the Trust, acting as such, and neither such authorization by such Trustees nor such execution and delivery by such officer shall be deemed to have been made by any of them individually or to impose any liability on any of them personally, but shall bind only the trust property of the Trust and the applicable Fund as provided in the Trust's Declaration of Trust.

              (b) This Agreement is an agreement entered into between the Custodian and the Trust with respect to each Fund. With respect to any obligation of the Trust on behalf of any Fund arising out of this Agreement, the Custodian shall look for payment of such obligation solely to the assets of the

Fund to which such obligation relates with the same effect as if the Custodian had separately contracted with the Trust by separate written instrument with respect to each Fund.

              (c) As used herein, the "applicable Fund" shall be each Fund in respect of which any amount due the Custodian arises, and if any amount due the Custodian arises in respect of more than one Fund, the same shall be allocated by the Custodian among such Funds in accordance with Section 7(b) of this Article. Any amounts due the Custodian which may not be allocated in accordance with the preceding sentence shall constitute General Liabilities as defined in the Trust's Declaration of Trust and allocated by the Trust and paid in accordance with the provisions thereof.

       Section 8. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but such counterparts shall, together, constitute only one instrument.

        IN WITNESS WHEREOF, the Trust and Custodian have caused this Agreement to be executed by their respective officers, thereunto duly authorized, as of the day and year first above written.

                               FIRST TRUST EXCHANGE-TRADED FUND II



                               By  /s/ James A. Bowen
                                   -------------------------------------------
                                   Title: President
                                   Tax Identification No:_____________________


                              THE BANK OF NEW YORK



                               By /s/ Rosalia A. Koopman
                                  --------------------------------------------
                                   Title: Managing Director

                                   SCHEDULE I
                        CERTIFICATE OF AUTHORIZED PERSONS
                   (THE TRUST - ORAL AND WRITTEN INSTRUCTIONS)

        The undersigned hereby certifies that he/she is the duly elected and acting Secretary of First Trust Exchange-Traded Fund II (the "Trust"), and further certifies that the following officers or employees of the Trust have been duly authorized in conformity with the Trust's Declaration of Trust and By-Laws to deliver Certificates and Oral Instructions to The Bank of New York ("Custodian") pursuant to the Custody Agreement between the Trust and Custodian dated __________, 2007 and that the signatures appearing opposite their names are true and correct:

  NAME                           TITLE                             SIGNATURE
       James A. Bowen                Chairman of the Board
  ____________________________   ______________________________    _________________________
              NAME                            TITLE                         SIGNATURE

        Mark Bradley                       Treasurer
 ____________________________   ______________________________    __________________________
              NAME                            TITLE                         SIGNATURE

      W. Scott Jardine                      Secretary
____________________________    ______________________________    __________________________
              NAME                            TITLE                         SIGNATURE

      Daniel Lindquist                   Vice President
____________________________    ______________________________    __________________________
              NAME                            TITLE                         SIGNATURE

         James Dykas                  Assistant Treasurer
____________________________    ______________________________    __________________________
              NAME                            TITLE                         SIGNATURE

        Kristi Maher                  Assistant Secretary
____________________________    ______________________________    __________________________
              NAME                            TITLE                         SIGNATURE

     Kelley Christensen                  Vice President
____________________________    ______________________________    __________________________
              NAME                            TITLE                         SIGNATURE

       Stanley Ueland               Assistant Vice President
____________________________    ______________________________    __________________________

                          (Continued on Following Page)

                                   Schedule I




NAME                            TITLE                             SIGNATURE

        Roger Testin                     Vice President
____________________________    ______________________________    __________________________

        This certificate supersedes any certificate of Authorized Persons you may currently have on file.


[seal]
                                   By:_________________________________________
                                    Title:  Secretary
                                    Date:______________________________________


                                Schedule I -2-

                                   SCHEDULE II

        First Trust DJ Stoxx Select Dividend 30 Index Fund

        First Trust FTSE EPRA/NAREIT Global Real Estate Index Fund

        First Trust Dow Jones Global Select Dividend Index(SM) Fund

        First Trust Europe Select AlphaDEX(TM) Fund

        First Trust Japan Select AlphaDEX(TM) Fund




                                  Schedule II

                                  SCHEDULE III

                              FOREIGN DEPOSITORIES







                                  Schedule III

                                   APPENDIX I

                    ELECTRONIC SERVICES TERMS AND CONDITIONS

        1. LICENSE; USE. (a) This Appendix I shall govern use by FIRST TRUST EXCHANGE-TRADED FUND II (the "Trust") of electronic communications, information delivery, portfolio management and banking services, that The Bank of New York and its affiliates (herein "BNY") may provide in connection with the services as Custodian pursuant to the annexed Custody Agreement (the "Agreement"), such as The Bank of New York Inform (TM) and The Bank of New York CA$H-Register Plus(R), and any computer software, proprietary data and documentation provided by BNY to the Trust in connection therewith (collectively, the "Electronic Services"). In the event of any conflict between the terms of this Appendix I and the main body of this Agreement with respect to the Trust's use of the Electronic Services, the terms of this Appendix I shall control.

        (b) BNY grants to the Trust a personal, nontransferable and nonexclusive license to use the Electronic Services to which the Trust subscribes solely for the purpose of transmitting instructions and information ("Written Instructions"), obtaining reports, analyses and statements and other information and data, making inquiries and otherwise communicating with BNY in connection with the Trust's relationship with BNY, as Custodian pursuant to the Agreement. The Trust shall use the Electronic Services solely for its own internal and proper business purposes and not in the operation of a service bureau. Except as set forth herein, no license or right of any kind is granted to the Trust or any other person with respect to the Electronic Services. The Trust acknowledges that BNY and its suppliers retain and have title and exclusive proprietary rights to the Electronic Services, including any trade secrets or other ideas, concepts, know-how, methodologies, and information incorporated therein and the exclusive rights to any copyrights, trade dress, look and feel, trademarks and patents (including registrations and applications for registration of either), and other legal protections available in respect thereof (unless such information was provided by the Trust). The Trust further acknowledges that all or a part of the Electronic Services may be copyrighted or trademarked (or a registration or claim made therefor) by BNY or its suppliers. The Trust shall not take any action with respect to the Electronic Services inconsistent with the foregoing acknowledgments, nor shall the Trust attempt to decompile, reverse engineer or modify the Electronic Services. The Trust may not copy, distribute, sell, lease or provide, directly or indirectly, the Electronic Services or any portion thereof to any other person or entity without BNY's prior written consent. The Trust may not remove any statutory copyright notice or other notice included in the Electronic Services. The Trust shall reproduce any such notice on any reproduction of any portion of the Electronic Services and shall add any statutory copyright notice or other notice upon BNY's request.

        (c) Portions of the Electronic Services may contain, deliver or rely on data supplied by third parties ("Third Party Data"), such as pricing data and indicative data, and services supplied by third parties ("Third Party Services") such as analytic and accounting services. Third Party Data and Third Party Services supplied hereunder are obtained from sources that BNY believes to be reliable but, except to the extent otherwise expressly provided in the Agreement with respect to the duties of BNY as Custodian, are provided without any independent investigation by BNY. BNY and its suppliers do not represent or warrant that the Third Party Data or Third Party Services are correct, complete

                                   Appendix I
or current. Third Party Data and Third Party Services are proprietary to their suppliers, are provided solely for the Trust's internal use, and may not be reused, disseminated or redistributed in any form. The Trust shall not use any Third Party Data in any manner that would act as a substitute for obtaining a license for the data directly from the supplier. Third Party Data and Third Party Services should not be used in making any investment decision. BNY AND ITS SUPPLIERS ARE NOT RESPONSIBLE FOR ANY RESULTS OBTAINED FROM THE USE OF OR RELIANCE UPON THIRD PARTY DATA OR THIRD PARTY SERVICES. BNY's suppliers of Third Party Data and Services are intended third party beneficiaries of this Section 1(c) and Section 5 below.

        (d) The Trust understands and agrees that any links in the Electronic Services to Internet sites may be to sites sponsored and maintained by third parties. BNY make no guarantees, representations or warranties concerning the information contained in any third party site (including without limitation that such information is correct, current, complete or free of viruses or other contamination), or any products or services sold through third party sites. All such links to third party Internet sites are provided solely as a convenience to the Trust and the Trust accesses and uses such sites at its own risk. A link in the Electronic Services to a third party site does not constitute BNY's endorsement, authorisation or sponsorship of such site or any products and services available from such site.

        2. EQUIPMENT. The Trust shall obtain and maintain at its own cost and expense all equipment and services, including but not limited to communications services, necessary for it to utilize and obtain access to the Electronic Services, and BNY shall not be responsible for the reliability or availability of any such equipment or services.

        3. PROPRIETARY INFORMATION. The Electronic Services, and any proprietary data (including Third Party Data), processes, software, information and documentation made available to the Trust (other than which are or become part of the public domain or are legally required to be made available to the public) (collectively, the "Information"), are the exclusive and confidential property of BNY or its suppliers. However, for the avoidance of doubt, reports generated by the Trust containing information relating to its account(s) (except for Third Party Data contained therein) are not deemed to be within the meaning of the term "Information." The Trust shall keep the Information confidential by using the same care and discretion that the Trust uses with respect to its own confidential property and trade secrets, but not less than reasonable care. Upon termination of the Agreement or the licenses granted herein for any reason, the Trust shall return to BNY any and all copies of the Information which are in its possession or under its control (except that the Trust may retain reports containing Third Party Data, provided that such Third Party Data remains subject to the provisions of this Appendix). The provisions of this Section 3 shall not affect the copyright status of any of the Information which may be copyrighted and shall apply to all information whether or not copyrighted.

        4. MODIFICATIONS. BNY reserves the right to modify the Electronic Services from time to time. The Trust agrees not to modify or attempt to modify the Electronic Services without BNY's prior written consent. The Trust

                                   Appendix I -2-
acknowledges that any modifications to the Electronic Services, whether by the Trust or BNY and whether with or without BNY's consent, shall become the property of BNY.

        5. NO REPRESENTATIONS OR WARRANTIES; LIMITATION OF LIABILITY. BNY
AND ITS MANUFACTURERS AND SUPPLIERS MAKE NO WARRANTIES OR REPRESENTATIONS WITH RESPECT TO THE ELECTRONIC SERVICES OR ANY THIRD PARTY DATA OR THIRD PARTY SERVICES, EXPRESS OR IMPLIED, IN FACT OR IN LAW, INCLUDING BUT NOT LIMITED TO WARRANTIES OF MERCHANTABILITY, NON-INFRINGEMENT AND FITNESS FOR A PARTICULAR PURPOSE. CUSTOMER ACKNOWLEDGES THAT THE ELECTRONIC SERVICES, THIRD PARTY DATA AND THIRD PARTY SERVICES ARE PROVIDED "AS IS." TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, IN NO EVENT SHALL BNY OR ANY SUPPLIER BE LIABLE FOR ANY DAMAGES, WHETHER DIRECT, INDIRECT SPECIAL, OR CONSEQUENTIAL, WHICH CUSTOMER MAY INCUR IN CONNECTION WITH THE ELECTRONIC SERVICES, THIRD PARTY DATA OR THIRD PARTY SERVICES, EVEN IF BNY OR SUCH SUPPLIER KNEW OF THE POSSIBILITY OF SUCH DAMAGES. IN NO EVENT SHALL BNY OR ANY SUPPLIER BE LIABLE FOR ACTS OF GOD, MACHINE OR COMPUTER BREAKDOWN OR MALFUNCTION, INTERRUPTION OR MALFUNCTION OF COMMUNICATION FACILITIES, LABOR DIFFICULTIES OR ANY OTHER SIMILAR OR DISSIMILAR CAUSE BEYOND THEIR REASONABLE CONTROL.

        6. SECURITY; RELIANCE; UNAUTHORIZED USE; FUNDS TRANSFERS. BNY will establish security procedures to be followed in connection with the use of the Electronic Services, and the Trust agrees to comply with the security procedures. The Trust understands and agrees that the security procedures are intended to determine whether instructions received by BNY as Custodian through the Electronic Services are authorized but are not (unless otherwise specified in writing) intended to detect any errors contained in such instructions. The Trust will cause all persons utilizing the Electronic Services to treat any user and authorization codes, passwords, authentication keys and other security devices with the highest degree of care and confidentiality. Upon termination of the Trust's use of the Electronic Services, the Trust shall return to BNY any security devices (e.g., token cards) provided by BNY. BNY is hereby irrevocably authorized to comply with and rely upon on Written Instructions and other communications, whether or not authorized, received by it through the Electronic Services. The Trust acknowledges that it has sole responsibility for ensuring that only Authorized Persons (as defined in the Agreement) use the Electronic Services and that to the fullest extent permitted by applicable law BNY shall not be responsible nor liable for any unauthorized use thereof or for any losses sustained by the Trust arising from or in connection with the use of the Electronic Services or BNY's reliance upon and compliance with Written Instructions and other communications received through the Electronic Services. With respect to instructions for a transfer of funds issued through the Electronic Services, when instructed to credit or pay a party by both name and a unique numeric or alpha-numeric identifier (e.g. ABA number or account number),

                                Appendix I -3-

BNY, its affiliates, and any other bank participating in the funds transfer, may rely solely on the unique identifier, even if it identifies a party different than the party named. Such reliance on a unique identifier shall apply to beneficiaries named in such instructions as well as any financial institution which is designated in such instructions to act as an intermediary in a funds transfer. It is understood and agreed that unless otherwise specifically provided herein, and to the extent permitted by applicable law, the parties hereto shall be bound by the rules of any funds transfer system utilized to effect a funds transfer hereunder.

        7. ACKNOWLEDGMENTS. BNY, as Custodian, shall acknowledge through the Electronic Services its receipt of each Written Instruction communicated through the Electronic Services, and in the absence of such acknowledgment BNY shall not be liable for any failure to act in accordance with such Written Instruction and the Trust may not claim that such Written Instruction was received by BNY. The Custodian may in its discretion decline to act upon any instructions or communications that are insufficient or incomplete (and in such event, the Custodian shall use commercially reasonable efforts to advise the Trust of any instruction or communication which it determines to be insufficient or incomplete in such manner that the Trust may submit a revised instruction or communication) or are not received by the Custodian by the time specified in the Agreement for the Custodian to act upon, or in accordance with such, instructions or communications.

        8. VIRUSES. Each of the Trust and BNY, as Custodian, agrees to use reasonable efforts to prevent the transmission through the Electronic Services of any software or file which contains any viruses, worms, harmful component or corrupted data and agrees not to use any device, software, or routine to interfere or attempt to interfere with the proper working of the Electronic Services.

        9. ENCRYPTION. The Trust acknowledges and agrees that encryption may not be available for every communication through the Electronic Services, or for all data. The Trust agrees that BNY may deactivate any encryption features at any time, without notice or liability to the Trust, for the purpose of maintaining, repairing or troubleshooting its systems.

        10. ON-LINE INQUIRY AND MODIFICATION OF RECORDS. In connection with the Trust's use of the Electronic Services, BNY may, at the Trust's request, permit the Trust to enter data directly into a BNY database for the purpose of modifying certain information maintained by BNY's systems, including, but not limited to, change of address information. To the extent that the Trust is granted such access, the Trust agrees to indemnify and hold BNY harmless from all loss, liability, cost, damage and expense (including attorney's fees and expenses) to which BNY may be subjected or which may be incurred in connection with any claim which may arise out of or as a result of changes to BNY database records initiated by the Trust.

        11. AGENTS. The Trust may, on advance written notice to the BNY, permit its agents and contractors who are not otherwise identified as Authorized Persons ("Agents") to access and use the Electronic Services on the Trust's behalf, except that the BNY reserves the right to prohibit the Trust's use of any particular Agent for any reason. The Trust shall require its Agent(s) to

                                   Appendix I -4-
agree in writing to be bound by the terms of the Agreement and this Appendix, and the Trust shall be liable and responsible for any act or omission of such Agent in the same manner, and to the same extent, as though such act or omission were that of the Trust. Each submission of a Written Instruction or other communication by the Agent through the Electronic Services shall constitute a representation and warranty by the Trust that the Agent continues to be duly authorized by the Trust to so act on its behalf and the BNY may rely on the representations and warranties made herein in complying with such Written Instruction or communication. Any Written Instruction or other communication through the Electronic Services by an Agent shall be deemed that of the Trust, and the Trust shall be bound thereby whether or not authorized. The Trust may, subject to the terms of this Appendix and upon advance written notice to the Bank, provide a copy of the Electronic Service user manuals to its Agent if the Agent requires such copies to use the Electronic Services on the Trust's behalf. Upon cessation of any such Agent's services, the Trust shall promptly terminate such Agent's access to the Electronic Services, retrieve from the Agent any copies of the manuals and destroy them, and retrieve from the Agent any token cards or other security devices provided by BNY and return them to BNY.

        12. PROPRIETARY RIGHTS. Notwithstanding Section 5, all intellectual property rights in the Electronic Services are either owned by BNY or secured by it for use as contemplated hereunder.

On-line communications terms.doc
(9/06)

                                Appendix I -5-

                                   APPENDIX II

                        FOREIGN CUSTODY MANAGER AGREEMENT


        AGREEMENT between FIRST TRUST EXCHANGE-TRADED FUND II, a business trust organized and existing under the laws of the Commonwealth of Massachusetts having its principal office and place of business at 1001 Warrenville Road, Lisle, Illinois 60532 (the "Trust") and The Bank of New York ("BNY").


                              W I T N E S S E T H:

        WHEREAS, the Trust desires to appoint BNY as a Foreign Custody Manager as defined in the Rule (as such term is defined below) on the terms and conditions contained herein;

        WHEREAS, BNY desires to serve as a Foreign Custody Manager and perform the duties set forth herein on the terms and conditions contained herein with respect to one or more Funds (as such term is defined below);

        NOW THEREFORE, in consideration of the mutual promises hereinafter contained in this Agreement, the Trust and BNY hereby agree as follows:


                                   ARTICLE I.
                                   DEFINITIONS

        Whenever used in this Agreement, the following words and phrases, unless the context otherwise requires, shall have the following meanings:

1. "Board" shall mean the board of directors or board of trustees, as the case may be, of the Trust.

2. "Eligible Foreign Custodian" shall have the meaning provided in the Rule.

3. "Monitoring System" shall mean a system established by BNY to fulfill the Responsibilities specified in clauses (d) and (e) of Section 1 of Article III of this Agreement.

4. "Responsibilities" shall mean the responsibilities delegated to BNY under the Rule as a Foreign Custody Manager to a Fund with respect to each Specified Country and each Eligible Foreign Custodian selected by BNY, as such responsibilities are more fully described in Article III of this Agreement.

5. "Rule" shall mean Rule 17f-5 under the Investment Company Act of 1940, as amended effective June 12, 2000.



                                 Appendix II

6. "Fund" shall mean the respective portfolios, if any, of the Trust listed on
Schedule I hereto, and if none are listed, references to Fund shall be references to the Trust.

7. "Specified Country" shall mean each country listed on Schedule II attached hereto and each country, other than the United States, constituting the primary market for a security with respect to which the Trust has given settlement instructions to The Bank of New York as custodian (the "Custodian") under its Custody Agreement with the Trust.

                                  ARTICLE II.
                        BNY AS A FOREIGN CUSTODY MANAGER

1. The Trust on behalf of its Board hereby delegates to BNY with respect to each Specified Country the Responsibilities to be performed for each Fund of the Trust.

2. BNY accepts the Board's delegation of Responsibilities with respect to each Specified Country and agrees in performing the Responsibilities as a Foreign Custody Manager to exercise reasonable care, prudence and diligence such as a person having responsibility for the safekeeping of the Trust's assets would exercise.

3. BNY shall provide to the Board at such times as the Board deems reasonable and appropriate based on the circumstances of the Trust's foreign custody arrangements written reports notifying the Board of the placement of assets of the Trust with a particular Eligible Foreign Custodian within a Specified Country and of any material change in the arrangements (including the contract governing such arrangements) with respect to assets of the Trust with any such Eligible Foreign Custodian.

                                  ARTICLE III.
                                RESPONSIBILITIES

1. Subject to the provisions of this Agreement, BNY shall with respect to each Specified Country select an Eligible Foreign Custodian. In connection therewith, BNY shall: (a) determine that assets of the Trust held by such Eligible Foreign Custodian will be subject to reasonable care, based on the standards applicable to custodians in the relevant market in which such Eligible Foreign Custodian operates, after considering all factors relevant to the safekeeping of such assets, including, without limitation, those contained in paragraph (c)(1) of the Rule; (b) determine that the Trust's foreign custody arrangements with each Eligible Foreign Custodian are governed by a written contract with the Custodian which will provide reasonable care for the Trust's assets based on the standards specified in paragraph (c)(1) of the Rule; (c) determine that each contract with an Eligible Foreign Custodian shall include the provisions specified in paragraph (c)(2)(i)(A) through (F) of the Rule or, alternatively, in lieu of any or all of such (c)(2)(i)(A) through (F) provisions, such other provisions as BNY determines will provide, in their entirety, the same or a greater level of care and protection for the assets of the Trust as such specified provisions; (d) monitor pursuant to the Monitoring System the appropriateness of maintaining the assets of the Trust with a particular Eligible Foreign Custodian pursuant to paragraph (c)(1) of the Rule and the performance of the contract governing such

                                 Appendix II -2-
arrangement; and (e) advise the Trust whenever BNY determines under the Monitoring System that an arrangement (including, any material change in the contract governing such arrangement) described in preceding clause (d) no longer meets the requirements of the Rule.

2. For purposes of preceding Section 1 of this Article, BNY's determination of appropriateness shall not include, nor be deemed to include, any evaluation of Country Risks associated with investment in a particular country. For purposes hereof, "Country Risks" shall mean systemic risks of holding assets in a particular country including but not limited to (a) an Eligible Foreign Custodian's use of any depositories that act as or operate a system or a transnational system for the central handling of securities or any equivalent book-entries; (b) such country's financial infrastructure; (c) such country's prevailing custody and settlement practices; (d) nationalization, expropriation or other governmental actions; (e) regulation of the banking or securities industry; (f) currency controls, restrictions, devaluations or fluctuations; and
(g) market conditions which affect the orderly execution of securities transactions or affect the value of securities.

                                  ARTICLE IV.
                                 REPRESENTATIONS

1. The Trust hereby represents that: (a) this Agreement has been duly authorized, executed and delivered by the Trust on behalf of the Fund, constitutes a valid and legally binding obligation of the Trust enforceable in accordance with its terms, and no statute, regulation, rule, order, judgment or contract binding on the Trust prohibits the Trust's execution or performance of this Agreement; (b) this Agreement has been approved and ratified by the Board at a meeting duly called and at which a quorum was at all times present, and (c) the Trust's investment advisor has indicated that it will consider the Country Risks associated with investment in each Specified Country prior to any settlement instructions being given to the Custodian with respect to any other country.

2. BNY hereby represents that: (a) BNY is duly organized and existing under the laws of the State of New York, with full power to carry on its businesses as now conducted, and to enter into this Agreement and to perform its obligations hereunder; (b) this Agreement has been duly authorized, executed and delivered by BNY, constitutes a valid and legally binding obligation of BNY enforceable in accordance with its terms, and no statute, regulation, rule, order, judgment or contract binding on BNY prohibits BNY's execution or performance of this Agreement; and (c) BNY has established the Monitoring System.

                                   ARTICLE V.
                                 CONCERNING BNY

1. BNY shall not be liable for any costs, expenses, damages, liabilities or claims, including attorneys' and accountants' fees, sustained or incurred by, or asserted against, the Trust or any Fund except to the extent the same arises out of the failure of BNY to exercise the care, prudence and diligence required by
Section 2 of Article II hereof. In no event shall BNY be liable to the Trust, any Fund, the Board, or any third party for special, indirect or consequential damages, or for lost profits or loss of business, arising in connection with this Agreement.

                                 Appendix II -3-

2. The Trust on behalf of the applicable Fund shall indemnify BNY and hold it harmless from and against any and all costs, expenses, damages, liabilities or claims, including attorneys' and accountants' fees, sustained or incurred by, or asserted against, BNY by reason or as a result of any action or inaction, or arising out of BNY's performance hereunder, provided that the Trust, on behalf of the applicable Fund, shall not indemnify BNY to the extent any such costs, expenses, damages, liabilities or claims arises out of BNY's failure to exercise the reasonable care, prudence and diligence required by Section 2 of Article II hereof or to the extent any such costs, expenses, damages, liabilities or claims is attributable to the actions or omissions of an Eligible Foreign Custodian selected by BNY and arises out of the failure of BNY to exercise the reasonable care, prudence and diligence required by Section 2 of Article II hereof.

3. For its services hereunder, the Trust agrees to pay to BNY such compensation and out-of-pocket expenses as shall be mutually agreed.

4. BNY shall have only such duties as are expressly set forth herein. In no event shall BNY be liable for any Country Risks associated with investments in a particular country.

                                  ARTICLE VI.
                                  MISCELLANEOUS

1. This Agreement constitutes the entire agreement between the Trust and BNY as a Foreign Custody Manager, and no provision in the Custody Agreement between the Trust and the Custodian shall affect the duties and obligations of BNY hereunder, nor shall any provision in this Agreement affect the duties or obligations of the Custodian under the Custody Agreement.

2. Each notice, request, demand, approval or other communication which may be or is required to be given under this Agreement shall be in writing in English and shall be deemed to have been sufficiently given when received by the intended party, if delivered personally at the address set forth below for the intended party during normal business hours at such address, if sent by facsimile transmission to the respective facsimile transmission numbers of the parties set forth below, or if sent by recognized overnight courier service or by United States registered or certified mail, return receipt requested, postage prepaid, addressed as follows:

        If to the Trust:    First Trust Exchange-Traded Fund II
                            1001 Warrenville Road, Suite 300
                            Lisle, Illinois  60532
                            Attention:  General Counsel
                            Facsimile:  630-241-8650
                            Confirm:  630-241-8798

        If to BNY:          The Bank of New York
                            101 Barclay Street, 20W
                            New York, New York  10286

                            Attention:  Rosalia Koopman
                            Facsimile:  212-815-2948
                            Confirm:    212-815-4647

                                 Appendix II -4-

Notices shall be given to such other addressee or address, or both, or by way of such other facsimile transmission number, as a particular party may from time to time designate by written notice to the other parties hereto given in accordance with this Section.

3. Each party shall keep confidential any information relating to the other party's business ("Confidential Information"). Confidential Information shall include (a) any data or information that is competitively sensitive material, and not generally known to the public, including, but not limited to, information about product plans, marketing strategies, finances, operations, customer relationships, customer profiles, customer lists, sales estimates, business plans, and internal performance results relating to the past, present or future business activities of the Trust or BNY and their respective subsidiaries and affiliated companies; (b) any scientific or technical information, design, process, procedure, formula, or improvement that is commercially valuable and secret in the sense that its confidentiality affords the Trust or BNY a competitive advantage over its competitors; (c) all confidential or proprietary concepts, documentation, reports, data, specifications, computer software, source code, object code, flow charts, databases, inventions, know-how, and trade secrets, whether or not patentable or copyrightable; and (d) anything designated as confidential. Notwithstanding the foregoing, information shall not be Confidential Information and shall not be subject to such confidentiality obligations if: (a) it is necessary for BNY to release such information in connection with the provision of services under this Agreement; (b) it is already known to the receiving party at the time it is obtained; (c) it is or becomes publicly known or available through no wrongful act of the receiving party; (d) it is rightfully received from a third party who, to the best of the receiving party's knowledge, is not under a duty of confidentiality; (e) it is released by the protected party to a third party without restriction; (f) it is requested or required to be disclosed by the receiving party pursuant to a court order, subpoena, governmental or regulatory agency request or law (provided the receiving party will provide the other party written notice of the same, to the extent such notice is permitted); (g) it is relevant to the defense of any claim or cause of action asserted against the receiving party; (h) it has been or is independently developed or obtained by the receiving party; or (i) it is necessary for BNY to release such information to BNY's internal or external accountants or legal counsel who are subject to a duty of confidentiality. BNY acknowledges and agrees that in connection with its services under this Agreement it receives non-public confidential portfolio holdings information ("Portfolio Information") with respect to the Trust. BNY agrees that, subject to the foregoing provisions of and the exceptions set forth in this Section 3 (other than the exception set forth above in this Section 3 as sub-item (a), which exception set forth in sub-item (a) shall not be applicable to the Trust's Portfolio Information), BNY will keep confidential the Trust's Portfolio Information and will not disclose the Trust's Portfolio Information other than pursuant to a written instruction from the Trust; provided that without the need for such a written instruction and notwithstanding any other provision of this Section 3 to the contrary, the Trust's Portfolio Information may be disclosed to third party pricing services which are engaged by BNY in connection with the provision of services under this Agreement and which shall be subject to a duty of confidentiality with respect to such Portfolio Information.

4. From time to time as requested by the Trust, BNY shall provide to the Trust such certifications and sub-certifications, in the form agreed to by the Trust and BNY, with respect to Form N-Qs, Form N-CSRs, and compliance policies and procedures under Rule 38a-1 under the 1940 Act, as amended, and such other

                                 Appendix II -5-
matters that may be reasonably requested by the Trust or the Trust's Chief Compliance Officer from time to time. In addition, BNY will, from time to time, provide a written assessment of its compliance program in conformity with current industry standards that is reasonably acceptable to enable the Trust to fulfill its obligations under Rule 38a-1 of the 1940 Act.

5. In the event that the Trust establishes one or more additional Funds with respect to which it desires to have BNY serve as Foreign Custody Manager under the terms hereof, it shall so notify BNY in writing, and if BNY agrees in writing to provide such services, such Fund will be added to this Agreement.

6. In case any provision in or obligation under this Agreement shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions shall not in any way be affected thereby. This Agreement may not be amended or modified in any manner except by a written agreement executed by both parties. This Agreement shall extend to and shall be binding upon the parties hereto, and their respective successors and assigns; provided however, that this Agreement shall not be assignable by either party without the written consent of the other.

7. This Agreement shall be construed in accordance with the substantive laws of the State of New York, without regard to conflicts of laws principles thereof. The Trust and BNY hereby consent to the jurisdiction of a state or federal court situated in New York City, New York in connection with any dispute arising hereunder. The Trust hereby irrevocably waives, to the fullest extent permitted by applicable law, any objection which it may now or hereafter have to the laying of venue of any such proceeding brought in such a court and any claim that such proceeding brought in such a court has been brought in an inconvenient forum. The Trust and BNY each hereby irrevocably waives any and all rights to trial by jury in any legal proceeding arising out of or relating to this Agreement.

8. The parties hereto agree that in performing hereunder, BNY is acting solely on behalf of the Trust and no contractual or service relationship shall be deemed to be established hereby between BNY and any other person by reason of this Agreement.

9. (a) It is expressly acknowledged and agreed that the obligations of the Trust (and Funds thereof) hereunder shall not be binding upon any of the shareholders, Trustees, officers, employees or agents of the Trust (and Funds thereof), personally, but shall bind only the trust property of the Trust and the applicable Fund, as provided in the Trust's Declaration of Trust. The execution and delivery of this Agreement have been authorized by the Trustees of the Trust and signed by an officer of the Trust, acting as such, and neither such authorization by such Trustees nor such execution and delivery by such officer shall be deemed to have been by any of them individually or to impose any liability on any of them personally, but shall bind only the trust property of the Trust and the applicable Fund as provided in the Trust's Declaration of Trust.

        (b) This Agreement is an agreement entered into between BNY and the Trust with respect to each Fund. With respect to any obligation of the Trust on behalf of any Fund arising out of this Agreement, the BNY shall look for payment

                                 Appendix II -6-
of such obligation solely to the assets of the Fund to which such obligation relates with the same effect as if the BNY had separately contracted with the Trust by separate written instrument with respect to each Fund.

        (c) As used herein, the "applicable Fund" shall be each Fund in respect of which any costs, expenses, damages, liabilities or claims previously specified arise in whole or in part, and if any such costs, expenses, damages, liabilities or claims arise in respect of more than one Fund, the same shall be allocated by BNY among such Funds in accordance with Section 7 of Article X of the Custody Agreement between the Trust and BNY. Any amounts due BNY which may not be allocated in accordance with the preceding sentence shall constitute General Liabilities as defined in the Trust's Declaration of Trust and allocated by the Trust and paid in accordance with the provisions thereof.

10. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but such counterparts shall, together, constitute only one instrument.

11. This Agreement shall terminate simultaneously with the termination of the Custody Agreement between the Trust and the Custodian, and may otherwise be terminated by either party giving to the other party a notice in writing specifying the date of such termination, which shall be not less than thirty
(30) days after the date of such notice.


        IN WITNESS WHEREOF, the Trust and BNY have caused this Agreement to be executed by their respective officers, thereunto duly authorized, as of the date first above written.

                                            FIRST TRUST EXCHANGE-TRADED FUND II


                                            By /s/ James A. Bowen
                                               ------------------------------
                                                Title: President
                                                Tax Identification No.:


                                            THE BANK OF NEW YORK


                                            By /s/ Rosalia A. Koopman
                                               ------------------------------
                                                Title: Managing Director




                                 Appendix II -7-

                                   SCHEDULE I

                               Funds of the Trust

        First Trust DJ Stoxx Select Dividend 30 Index Fund

        First Trust FTSE EPRA/NAREIT Global Real Estate Index Fund

        First Trust Dow Jones Global Select Dividend Index(SM) Fund

        First Trust Europe Select AlphaDEX(TM) Fund

        First Trust Japan Select AlphaDEX(TM) Fund


                                  Appendix II--
                                   Schedule I

                                   SCHEDULE II

                               Specified Countries


        For First Trust DJ Stoxx Select Dividend 30 Index Fund: Austria, Belgium, Denmark, Finland, France, Germany, Greece, Iceland, Ireland, Italy, Luxembourg, the Netherlands, Norway, Portugal, Spain, Sweden, Switzerland and the United Kingdom.

        For First Trust FTSE EPRA/NAREIT Global Real Estate Index Fund: Canada, Austria, Belgium, Czech Republic, Denmark, Finland, France, Germany, Greece, Hungary, Ireland, Italy, Luxembourg, Netherlands, Norway, Poland, Portugal, Spain, Sweden, Switzerland, and United Kingdom (including the Channel Islands), Australia, Hong Kong, Japan, New Zealand, South Korea and Singapore.


                                  Appendix II--
                                  Schedule II



P

                                  APPENDIX III

        The Custodian shall furnish, upon the initial placing of Securities and cash into a country and annually thereafter, unless the Custodian has otherwise notified the Trust, the following information:

        A. Opinions of local counsel concerning:


        i. Whether applicable foreign law would restrict the access afforded the Trust's independent public accountants to books and records kept by an Eligible Foreign Custodian located in that country.

        ii. Whether applicable foreign law would restrict the Trust's ability to recover its Securities and cash in the event of the bankruptcy of an Eligible Foreign Custodian located in that country.

        iii. Whether applicable foreign law would restrict the Trust's ability to recover Securities that are lost while under the control of an Eligible Foreign Custodian located in that country.


        B.     Written information concerning:


        i. Expropriation, nationalization, freezes or confiscation of the Securities in that country.

        ii. Difficulties in converting cash and cash equivalents to U.S. dollars in that country.


        C.     A market report with respect to the following topics:


        i.     the securities regulatory environment of the country,

        ii. restrictions on ownership by foreigners, including preinvestment approvals,

        iii.   foreign exchange and money transfer

        iv.    execution and settlement of trades

        v.     taxation, and

        vi.    depositories.


        D.     Analysis of Foreign Depositories specified in paragraph (e) of
               Section 1 of Article III of the Custody Agreement.


        E. To aid the Trust in monitoring country risk, the Custodian shall also make available market flashes with respect to changes in the information in market reports.


                                  Appendix III